EXHIBIT j

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement of The Wright Managed Income
Trust (1933 Act File No. 2-81915) on behalf of the Wright U.S. Treasury Money Market Fund, Wright U.S. Government Near Term Fund, Wright U.S. Government Intermediate Fund (formerly Wright U.S. Treasury Fund), Wright Total Return Bond Fund, and Wright Current Income Fund, of our reports dated February 14, 2003, relating to the Funds referenced above, included in the Annual Report to shareholders for the year ended December 31, 2002, in the Statement of Additional Information which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 25, 2003